As filed with the Securities and Exchange Commission on April 19, 2012

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT NO. 333-13742
Under the
Securities Act of 1933

KINROSS GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Ontario, Canada (State or other jurisdiction of incorporation or organization)	650430083 (I.R.S. Employer Identification No.)

25 York Street, 17th Floor
Toronto, Ontario, Canada M5J 2V5
Telephone:  (416) 365-5123
(Address of Principal Executive Offices)

Kinross Gold Corporation
Share Incentive Plan
(Full title of the plan)

Shelley M. Riley Kinross Gold Corporation 25 York Street, 17th Floor Toronto, Canada M5J 2V5 (416) 365-5123 Telecopy: (416) 363-6622
Copy to:
Keith L. Pope, Esq.
Parr Brown Gee & Loveless
185 South State Street, Suite 800
Salt Lake City, Utah 84111
(801) 532-7840
Telecopy: (801) 532-7750
 (Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑                                                                           Accelerated filer ☐

Non-accelerated filer ☐                                                                           Smaller reporting company ☐
(Do not check if a smaller reporting company)

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DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to Registration Statement on Form S-8, No. 333-13742 (the “Registration Statement”) of Kinross Gold Corporation (the “Company” or the “Registrant”) is being filed to terminate the effectiveness of the Registration Statement and to deregister all unsold securities previously registered by such Registration Statement for sale under the Kinross Gold Corporation Share Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on April 19, 2012.

KINROSS GOLD CORPORATION

/s/ Shelley M. Riley
Name:	Shelley M. Riley
Title:	Vice President, Office Services and Corporate Secretary

/s/ Keith L. Pope
Keith L. Pope
Authorized Representative in the United States

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below has previously, or hereby constitutes and appoints Shelley M. Riley as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his or her substitutes, shall do or cause to be done by virtue hereof.  The original power of attorney appointing Shelley M. Riley was included in the initial Registration Statement.

Signature	Title	Date

/s/ Tye W. Burt	Chief Executive Officer and President and Director (Principal Executive Officer)	April 19, 2012
Tye W. Burt
/s/ Paul H. Barry	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	April 19, 2012
Paul H. Barry
/s/ John A. Brough	Director	April 19, 2012
John A. Brough
/s/ John K. Carrington	Director	April 19, 2012
John K. Carrington
/s/ Kenneth Irving	Director	April 19, 2012
Kenneth Irving

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/s/ John M.H. Huxley	Director	April 19, 2012
John M.H. Huxley
/s/ John A. Keyes	Director	April 19, 2012
John A. Keyes
/s/ Catherine McLeod-Seltzer	Director	April 19, 2012
Catherine McLeod-Seltzer
/s/ George A. Michals	Director	April 19, 2012
George A. Michals
/s/ John E. Oliver	Director	April 19, 2012
John E. Oliver
/s/ Terence C.W. Reid	Director	April 19, 2012
Terence C.W. Reid

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